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                                                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Phoenix International Ltd., Inc. and to the incorporation by reference in the Registration Statements (Form S-8 No. 333-19121, Form S-8 No. 333-30797 and Form S-8 No. 333-57559) of our report dated February 3, 1999 included in the 1998 Annual Report to Shareholders of Phoenix International Ltd., Inc.


                                                    /s/ Ernst & Young LLP
                                                        Ernst & Young LLP

Atlanta, Georgia
March 22, 1999